Exhibit 10.2

Steele Creek Capital Corporation

201 S. College Street, Suite 1690

Charlotte, NC 28244

Re:	Investment Advisory Agreement between Steele Creek Capital Corporation and Steele Creek Investment Management LLC

This waiver letter agreement (this “Waiver Letter”) to the Investment Advisory Agreement, dated as of [●], 2020 (the “Agreement”), by and between Steele Creek Capital Corporation, a Maryland corporation (the “Company”), and Steele Creek Investment Management LLC, a Delaware limited liability company (the “Adviser”), is made this [●] day of [●], 2020.

Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Agreement.

We hereby agree to waive all or such portion of the Base Management Fee and the Incentive Fee that we would otherwise be entitled to receive under the Agreement for any quarter prior to a Liquidity Event to the extent required in order for the Company to earn a quarterly net investment income to maintain an annual distribution payment on shares of common stock outstanding of 6.0%. This Waiver Letter will terminate upon a Liquidity Event.

Except as expressly amended hereby, the Agreement remains in full force and effect.

No waiver of any provision of this Waiver Letter, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of the party to be charged with the waiver or consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

This Waiver Letter may only be modified or terminated prior to a Liquidity Event with the approval of the Company’s Board of Directors.

This Waiver Letter and the Agreement contain the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof and thereof. This Waiver Letter shall be construed in accordance with the laws of the State of Maryland.

This Waiver Letter may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

[Remainder of Page Intentionally Blank]

Very truly yours,

STEELE CREEK INVESTMENT
MANAGEMENT LLC

By:
Name:	[ ]
Title:	[ ]

ACKNOWLEDGED AND AGREED:

STEELE CREEK CAPITAL CORPORATION

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Waiver Letter – Investment Advisory Agreement]